UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2025

VERADIGM INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 334-8534

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MDRX	N/A (OTC Expert Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) The audit committee (the “Audit Committee”) of the board of directors of Veradigm Inc., a Delaware corporation (the “Company”), recently completed a competitive process to determine which audit firm would serve as the Company’s independent registered public accounting firm for the years ended December 31, 2023, 2024 and 2025. On April 14, 2025, the Company notified Grant Thornton LLP (“Grant Thornton”) of its dismissal as the Company’s independent registered public accountant, effective as of that date. The decision to change independent registered public accounting firms was approved by the Audit Committee.

The audit reports of Grant Thornton on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2022 and December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of Grant Thornton on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021 also did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of Grant Thornton on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2022 contained an adverse opinion on the effectiveness of the Company’s internal control over financial reporting due to the existence of material weaknesses in internal control over financial reporting relating to the Company’s control environment, revenue recognition accounting, measurement of expected credit losses, financial reporting, divestiture accounting, impairment accounting for long-lived and intangible assets and bonus accruals, as disclosed in Part II, Item 9A, “Controls and Procedures” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 18, 2025 (the “2022 Form 10-K”).

During the fiscal years ended December 31, 2022 and December 31, 2021 and through April 14, 2025, there have been no: (i) disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreements in connection with its report or (ii) “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except that the audit report of Grant Thornton on the Company’s effectiveness of internal control over financial reporting as of December 31, 2022 contained an adverse opinion on the effectiveness of the Company’s internal control over financial reporting due to the existence of material weaknesses, as described above and in the 2022 Form 10-K. The reportable event was discussed among the Company’s management, the Audit Committee and Grant Thornton, and the Company has authorized Grant Thornton to respond fully to the inquiries of BDO (as defined below) concerning the reportable event. The Company has established plans to remediate the identified material weaknesses outlined in the 2022 Form 10-K.

The Company has provided Grant Thornton with a copy of this Current Report on Form 8-K, and the Company has requested that Grant Thornton furnish a letter addressed to the SEC stating whether or not it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of such letter, dated April 17, 2025, indicating that Grant Thornton is in agreement with such disclosure, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) On April 15, 2025, the Company engaged BDO USA, P.C. (“BDO”) as the Company’s independent registered public accountant, effective immediately. During the Company’s fiscal years ended December 31, 2022 and December 31, 2021 and the subsequent period through April 15, 2025, the Company did not consult BDO with respect to any of the matters or events listed in Item 304(a)(2) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

16.1	Letter from Grant Thornton LLP to the U.S. Securities and Exchange Commission, dated April 17, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERADIGM INC.

Date: April 17, 2025

	By:	/s/ Leland Westerfield
	Name:	Leland Westerfield
	Title:	Interim Chief Financial Officer